UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 2, 2005

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Section 2 - Financial Information

      Item 2.02  Results of Operations and Financial Condition

On Wednesday, February 2, 2005, Cummins Inc. issued a press release announcing its earnings for the fourth quarter and year ended December 31, 2004.

Section 9 - Financial Statements and Exhibits

      Item 9.01  Financial Statements and Exhibits

      (c)  Exhibits.

            99.1   Press release dated February 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2005

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principle Accounting Officer

           Mark Land
           Director  - Public Relations
           (812) 377-7719 (office)
           (812) 350-9678 (mobile)
           mark.d.land@cummins.com

For Immediate Release
Feb. 2, 2005

Cummins reports record sales and earnings in 2004
Fourth-quarter sales, profits also hit all-time high

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported record sales and earnings for 2004, fueled by strength across all business units and in most market segments.

For all of 2004, Cummins posted sales of $8.44 billion, a 34 percent increase from $6.30 billion in 2003.  Earnings before interest and taxes (EBIT) were $545 million, three times the $181 million the Company earned in 2003.

For the full year, Cummins reported net income of $350 million, or $7.39 per share on a diluted basis. By comparison, the Company recorded net income of $50 million, or $1.27 a share in 2003.

The Company also reported record sales of $2.35 billion in the fourth quarter, a 35 percent increase from $1.74 billion during the same period in 2003. The Company posted quarterly EBIT of $173 million -- or 7.4 percent of sales -- compared to $84 million, or 4.8 percent of sales, in 2003.

Net income in the fourth quarter was $119 million, or $2.41 a share, compared to $43 million -- $1.00 a share -- for the same period in 2003.

"The Company ended its best year ever with a strong fourth quarter that saw all our business units report record sales," said Cummins Chairman and Chief Executive Officer Tim Solso. "The industry faced a number of obstacles during the year, but our people rose to the challenge and executed well. As a result, we continued to grow our business around the world and have positioned ourselves for an even better 2005."

The Company expects to grow its EBIT by at least 30 percent in 2005 - even as the revenue increase is expected to be only in the 7-8 percent range, Solso said.

In another sign of strong performance in 2004, the Company had record cash flow from operations and investment activities of $425 million, including $180 million in the fourth quarter.

"Our strong earnings have generated a significant amount of cash, which will allow us to reduce our debt further in the coming year - including paying down $255 million in debt during the first quarter," said Cummins Chief Financial Officer Jean Blackwell. "We're also now in a better position to fund key growth initiatives with cash from our operations."

The Company's fourth-quarter gains were led by continued robust performance in the North American heavy-duty truck engine segment, strong worldwide increases in the Power Generation segment and growing sales at nearly every Company-owned international distributor. Power Generation completed a turnaround year in which it posted EBIT of $69 million, compared to a loss of $15 million in 2003.

Cummins income from its joint ventures around the world was $111 million in 2004, a 59 percent increase from $70 million in 2003. Cummins income from Dongfeng Cummins Engine Company in Xiangfan, China, more than doubled in 2004. The Company also saw significant strength in its North American distributor joint ventures, its joint venture operations in India and the Cummins Mercruiser joint venture.

The Company's gross margin continued to improve to 19.9 percent for the full year - the highest figure since 1999. The Company posted strong results despite continued cost pressures on raw materials and persistent supply chain constraints due to rising sales volumes. The Company expects the rate of those increases to moderate in 2005.

The Company's fourth-quarter EPS of $2.41 exceeded its previous guidance of $2.15 -$2.25 a share and reflects a lower than anticipated effective income tax rate, primarily due to the current measurement of certain deferred tax assets.

Fourth quarter details:

Engine segment
Segment sales rose 55 percent in the fourth quarter to $1.5 billion, once again led by robust North American heavy duty truck engine shipments, which were up 89 percent from 2003. The Company's Chrysler business completed another record year by posting a 21 percent increase in shipments of engines for the Dodge Ram pickup truck.  The Company also experienced strong growth in all industrial markets, especially sales to the global mining equipment market, which rose 77 percent in the quarter.

The Engine segment recorded Segment EBIT of $114 million, or 7.5 percent of sales, compared to $32 million (3.3 percent of sales) during the same period in 2003.

Power Generation segment
Sales jumped 37 percent to $538 million in the Company's Power Generation segment, leading to a doubling in Segment EBIT to $27 million in the quarter. The Company experienced strong demand worldwide for alternators and commercial generator sets.

Alternator sales rose 38 percent, while sales of commercial generator sets rose 31 percent with orders in North America hitting their highest levels since 2001.  In addition to strong North American sales, the segment also enjoyed growth in most international markets, notably in the Middle East, Europe and Asia.

International Distributor segment
The Company's International Distributor segment reported record sales of $250 million and record Segment EBIT of $17 million. Nearly all the company-owned international distributors reported an increase in sales during the quarter, led by particularly strong sales in Europe, the Middle East and Southeast Asia.  Sales in the Middle East rose 73 percent; Southeast Asia sales jumped 72 percent and sales in Europe increased 56 percent.

Filtration and Other segment
Sales in the Filtration and Other segment rose 41 percent to $399 million, but Segment EBIT fell to $15 million, from $25 million during the same period in 2003, due to persistent rising raw materials costs and a challenging supply chain environment.  The Company also continued to make incremental investments in its Emission Solutions business to develop aftertreatment products to meet future emissions requirements.

The Company's Filtration business continues to benefit from sales growth associated with its long-term agreement partners and the Holset turbocharger division had a strong quarter paced by demand in the North American heavy-duty market and sales in China.

2005 guidance
The Company expects to earn between $1.50 -$1.60 a share in the first quarter of 2005 and between $8.00 - $8.30 a share for the full year. In addition, the Company expects to invest between $220 million and $240 million in capital expenditures in 2005 to increase manufacturing capacity and fund growth.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast Information
Cummins management will host a teleconference to discuss these results at 10 a.m., EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 distributor facilities and more than 5,000 dealer locations. With more than 24,000 employees worldwide, Cummins reported sales of $8.4 billion in 2004. Press releases can be found on the Web at www.cummins.com.

Forward Looking Statement Disclosure
Information provided and statements in this release and on the accompanying webcast that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions or strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended		For the Years Ended		Three Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004		Sept. 26, 2004
Millions, except per share amounts	Unaudited (a)	Unaudited (a)	Unaudited (a)	Dec. 31,2003	Unaudited (a)

Net sales.....................................................................	$2,349	$1,736	$8,438	$6,296	$2,194
Cost of sales.........................................................	1,876	1,400	6,758	5,173	1,760

Gross margin............................................................	473	336	1,680	1,123	434

Expense and other income:
Selling and administrative expenses.....................	281	227	1,015	830	260
Research and engineering expenses.....................	66	52	241	200	60
Equity, royalty and other income from investees.....	(38)	(26)	(111)	(70)	(26)
Interest expense....................................................	31	25	113	90	28
Other income, net....................................................	(9)	(1)	(10)	(18)	(6)

Earnings before income taxes, minority interests, dividends on preferred securities of subsidiary trust and cumulative effect of change in accounting principle....................	142	59	432	91	118

Provision (benefit) for income taxes...................	12	7	56	12	(4)
Minority interests in earnings of consolidated subsidiaries ....................	11	5	26	14	6
Dividends on preferred securities of subsidiary trust......	-	-	-	11	-
Earnings before cumulative effect of change in accounting principle................	119	47	350	54	116
Cumulative effect of change in accounting principle, net of tax........................................	-	(4)	-	(4)	-
Net earnings ................................................	$ 119 =======	$ 43 =======	$ 350 =======	$ 50 =======	$ 116 =======

Basic earnings per share of common stock:
Earnings before cumulative effect of
change in accounting principle.............	$ 2.73	$ 1.17	$ 8.30	$ 1.37	$ 2.71
Cumulative effect of change in accounting
principle, net of tax.............	-	(.09)	-	(.09)	-
Net earnings per share - basic	$ 2.73 ======	$ 1.08 ======	$ 8.30 ======	$ 1.28 ======	$ 2.71 =======

Diluted earnings per share of common stock:
Earnings before cumulative effect of
change in accounting principle...............	$ 2.41	$ 1.07	$ 7.39	$ 1.36	$ 2.40
Cumulative effect of change in accounting
principle, net of tax.............	-	(.07)	-	(.09)	-
Net earnings per share - diluted	$ 2.41 ======	$ 1.00 ======	$ 7.39 ======	$ 1.27 ======	$ 2.40 =======

Cash dividends declared per share.........................	$ 0.30	$ 0.30	$ 1.20	$ 1.20	$ 0.30

Weighted average shares outstanding:
Basic.....................	43.6	40.1	42.2	39.3	42.8
Diluted.....................	50.7	46.7	49.2	39.5	49.8

       (a)  Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

Millions, except par value	Dec. 31, 2004
	Unaudited (a)	Dec. 31, 2003
ASSETS
Current assets:
Cash and cash equivalents..........................................................	$ 611	$ 108
Marketable securities..................	79	87
Receivables, net .........................	1,160	929
Inventories..................................................................................	1,016	733
Deferred income taxes................................................................	301	192
Other current assets....................................................................	106	81
Total current assets..................	3,273	2,130
Long-term assets:
Property, plant and equipment, net............	1,648	1,347
Investments in and advances to equity investees...........	286	339
Goodwill.................................	355	344
Other intangible assets, net.................	93	92
Deferred income taxes......................	689	663
Other assets..............................	183	211
Total assets.................................................................................	$6,527 ======	$5,126 ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings...................................................................	$ 346	$ 49
Accounts payable...........................................................................	823	557
Accrued product coverage and marketing expenses.......	279	246
Other current liabilities..................................................................	749	539
Total current liabilities................	2,197	1,391
Long-term liabilities:
Long-term debt.........................................................................	1,299	1,380
Pensions.......................	466	446
Postretirement benefits other than pensions..........	570	577
Other liabilities.........................................................................	386	260
Total liabilities...................	4,918	4,054

Minority interests.....................	208	123

Shareholders' equity:
Common stock, $2.50 par value, 48.2 and 48.3 shares issued...	121	121
Additional contributed capital.....................................................	1,167	1,113
Retained earnings.....................................................................	866	569
Accumulated other comprehensive loss
Minimum pension liability................	(499)	(434)
Other components, net....................	(41)	(58)
Common stock in treasury, at cost, 2.2 and 5.6 shares............	(88)	(225)
Common stock held in trust for
employee benefit plans, 2.2 and 2.3 shares..........	(104)	(113)
Unearned compensation..........................	(21)	(24)
Total shareholders' equity.................	1,401	949
Total liabilities and shareholders' equity.................................	$6,527	$5,126
	======	=====

      (a)  Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
Millions	Dec. 31, 2004
	Unaudited (a)	Dec. 31, 2003
Cash flows from operating activities:
Net earnings ....................................................................	$ 350	$ 50
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization..............................................	272	223
Loss on disposal of property, plant and equipment....................	11	4
Deferred income tax benefit...................................	(50)	(48)
Equity in earnings of investees, net of dividends........	(28)	(33)
Minority interests in earnings of consolidated subsidiaries.....	26	14
Pension expense...................	89	61
Pension contributions.................	(135)	(118)
Stock-based compensation expense.............	16	5
Tax benefit on stock options exercised............	27	5
Amortization of gain on swap unwind..........	(6)	(7)
Translation and hedging activities..............	(8)	(18)
Cumulative effect of change in accounting principle............	-	4
Changes in assets and liabilities:
Receivables...................................................................	(163)	(64)
Inventories................................................................................	(204)	(63)
Accounts payable.......................................	210	100
Accrued expenses.....................................................................	236	22
Other, net..............................................................................	(29)	21
Net cash provided by operating activities.......................................	614	158

Cash flows from investing activities:
Capital expenditures.....................	(151)	(111)
Investments in internal use software..............	(33)	(29)
Proceeds from disposals of property, plant and equipment...........	12	13
Investments in and advances to equity investees.....	(19)	(4)
Acquisition of businesses, net of cash acquired.........	(18)	-
Investments in marketable securities - acquisitions......	(152)	(137)
Investments in marketable securities - liquidations..................	171	134
Other, net.......................	1	(1)
Net cash used in investing activities.......................................	(189)	(135)

Cash flows from financing activities:
Proceeds from borrowings.........................................................	43	19
Payments on borrowings and capital lease obligations.............	(73)	(150)
Net borrowings under short-term credit agreements........	20	7
Distributions to minority shareholders...........	(8)	(15)
Proceeds from issuing common stock...............	148	52
Dividend payments on common stock.........................................	(53)	(50)
Other, net...................................................................................	(3)	(8)
Net cash provided by (used in) financing activities.........	74	(145)
Effect of exchange rate changes on cash and cash equivalents....	4	6

Net increase (decrease) in cash and cash equivalents........................	503	(116)
Cash and cash equivalents at beginning of the year..............	108	224
Cash and cash equivalents at end of the year.........	$ 611 ========	$ 108 =======

  (a)  Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

Millions	Engine	Power Generation	Filtration And Other	International Distributor	Eliminations	Total

Three Months Ended Dec. 31, 2004
Net sales (1)	$ 1,530	$ 538	$ 399	$ 250	$ (368)	$ 2,349
Segment EBIT	114	27	15	17	-	173
Net assets	1,492	720	788	168	-	3,168

Three Months Ended Dec. 31, 2003
Net sales	$ 984	$ 392	$ 282	$ 190	$ (112)	$ 1,736
Segment EBIT	32	14	25	13	-	84
Net assets	1,061	499	644	180	-	2,384

For the Year Ended Dec. 31, 2004
Net sales (1)	$ 5,500	$ 1,877	$ 1,484	$ 856	$ (1,279)	$ 8,438
Segment EBIT	341	69	84	51	-	545

For the Year Ended Dec. 31, 2003
Net sales	$ 3,631	$ 1,329	$ 1,056	$ 669	$ (389)	$ 6,296
Segment EBIT	70	(15)	86	40	-	181

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

	Three Months Ended		For the Year Ended
Millions	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003

Segment EBIT........................................................................	$ 173	$ 84	$ 545	$ 181
Less:
Interest expense.........................................................	31	25	113	90
Provision for income taxes...............................	12	7	56	12
Minority interest in earnings of consolidated subsidiaries...	11	5	26	14
Dividends on preferred securities...............	-	-	-	11
Cumulative effect of change in accounting principle........	-	4	-	4
Consolidated net earnings ...................	$ 119 ======	$ 43 =====	$ 350 ======	$ 50 =====

Net assets for operating segments................................	$3,168	$2,384
Liabilities deducted in computing net assets.............	3,168	2,559
Minimum pension liability excluded from net assets........	(826)	(698)
Deferred tax assets not allocated to segments...........	990	855
Debt-related costs not allocated to segments................	27	26
Consolidated assets.....................	$6,527 ======	$5,126 ======

(1) Prior to January 1, 2004, intersegment transactions between the Engine segment and the Power Generation segment and   between the Filtration and Other segment and the Engine segment were reported at cost and no sale reported by the transferor segment.  Beginning January 1, 2004, this inter-segment activity is reflected in the sales and unit shipments of the transferor segments at a market based transfer price discounted for certain items; further, certain intersegment cost allocations to the transferor segments have been eliminated.  In addition, certain engines made by the Engine segment and sold to International Distributors through Power Generation were previously recorded as a sale to Power Generation; however under the new methodology Power Generation records a sales commission.  We believe the methodology change allows our segment management to focus on those pricing decisions and cost structuring actions that are within their control.  As a result of the change in methodology in the three and twelve months ended December 31, 2004, sales in the Engine segment increased $139 million and $496 million, respectively, sales in the Power Generation segment increased $1 million and decreased $30 million, respectively, sales in the Filtration and Other segment increased $52 million and $205 million, respectively and eliminations increased $192 million and $671 million, respectively.   The impact on segment EBIT was immaterial for each segment in both periods.

NON-GAAP FINANCIAL MEASURES (Unaudited)

Earnings before interest, taxes, minority interests and preferred dividends (EBIT)

We define EBIT as earnings before interest, taxes, minority interests, preferred dividends and the cumulative effect of any accounting changes.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended		For the Year Ended		Three Months Ended
Millions	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003	Sept. 26, 2004
Earnings before interest, income taxes, minority interest and dividends on preferred securities of subsidiary trust.......	$ 173	$ 84	$ 545	$ 181	$ 146

EBIT as a percentage of net sales	7.4%	4.8%	6.5%	2.9%	6.7%

Less:
Interest expense................................................	31	25	113	90	28
Provision (benefit) for income taxes.................	12	7	56	12	(4)
Minority interests in earnings of consolidated
subsidiaries......................	11	5	26	14	6
Dividends on preferred securities of subsidiary
trust......................	-	-	-	11	-
Cumulative effect of change in accounting
principle......................	-	4	-	4	-

Net earnings .................................................	$ 119 ======	$ 43 ======	$ 350 ======	$ 50 ======	$ 116 ======
Net earnings as a percentage of net sales	5.1%	2.5%	4.1%	0.8%	5.3%

*      Interest expense between accounting periods is not comparable due to the issuance of a new accounting standard.  In May 2003, the FASB issued SFAS 150 which required that dividends on our Convertible Preferred Securities of Subsidiary Trust be classified as interest expense after July 1, 2003.  This reclassification results in interest expense not being comparable for the periods presented.

*      We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.